Exhibit 99.1

          Savoy Shareholders Approve Forward Stock Split

    DENVER--(BUSINESS WIRE)--March 25, 2004--Savoy Capital Investments, Inc. (OTCBB:SVYC) is pleased to announce that stockholders, at the special meeting held on March 23, 2004, approved an amendment to our Articles of Incorporation affecting a forward split of our issued and outstanding shares of common stock on the basis that one share of common stock then issued and outstanding will be converted into three shares of common stock. The number of shares of capital stock authorized by the Articles of Incorporation and the $0.001 par value of the authorized capital stock will not change as a result of the forward stock split. Additionally the number of issued and outstanding shares of our common stock will be increased from 21,182,000 shares to 63,546,000 shares, based upon the total number of issued and outstanding shares of common stock as of the record date of February 24, 2004, for the forward split. Please note that the forward stock split will not change a stockholder's proportionate equity interest in our company.
    The Board of Directors initiated this forward split in the belief that it is justified by the recent increase in the per share price of our common and that the forward split would not negatively impact the marketability of the existing shares or our potential ability to raise capital by issuing new shares. The Board of Directors also believes that the increase in the number of shares of common stock outstanding as a consequence of the forward stock split will ultimately encourage greater interest in our common stock by the financial community and investing public.

    Savoy Shareholders Approve Name Change to "Savoy Resources Corp."

    Stockholders, at the special meeting on March 23, 2004, also approved an amendment to our Articles of Incorporation changing the name of our company from "Savoy Capital Investments, Inc.," to "Savoy Resources Corp".
    In light of the new strategic focus of our business on precious and base metal, as well as precious and semi-precious gemstone, exploration, mining, production and marketing, our Board of Directors determined that it was in our best interest to adopt a name more readily identifiable with our current business plan.
    Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name "Savoy Capital Investments, Inc.," will continue to be valid and represent shares of common stock of Savoy Resources Corp., following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way effect the validity of the current stock certificates.
    The forward split and name change will be effective upon the filing of the Articles of Amendment to the Articles of Incorporation of Savoy Capital Investments, Inc., in the office of the Colorado Secretary of State, and completion of the final requirements by the NASD Over-The-Counter Bulletin Board and the transfer agent.
    In connection with our name change, our trading symbol on the NASD OTC Bulletin Board will also change. Our common stock now trades on the Over-The-Counter Bulletin Board under the trading symbol "SVYC." We will announce the new trading symbol as soon as it is available.

   /s/ Floyd Wandler

   On Behalf of the Company,

   Floyd Wandler, President.

    Certain matters discussed in this news release are "forward-looking statements". These forward-looking statements can generally be identified as such because the context of the statement will include words such as Savoy "expects," "anticipates" or words of similar import. Similarly, statements that describe the Company's plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated. Although Savoy believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that the expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Forward-looking statements made herein are only made as of the date of this news release and Savoy does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
    For more information regarding Savoy or its projects please call Floyd Wandler at 360-332-1892.

    CONTACT: Savoy Capital Investments, Inc.
             Floyd Wandler, 360-332-1892